                                                                   EXHIBIT 10.45

           AGREEMENT FOR PURCHASE AND SALE OF SERVICES AND EQUIPMENT


     This AGREEMENT FOR PURCHASE AND SALE OF SERVICES AND EQUIPMENT (this "Agreement") is made this 25th day of July, 1997, by and between Williams Communications Group, Inc. and Concentric Network Corporation ("CNC").

     WHEREAS, in connection with certain transactions between WCG (as defined below) and CNC more particularly described in that certain Common Stock and Warrant Purchase Agreement between the parties of even date herewith (the "Stock and Warrant Purchase Agreement"), CNC has agreed to purchase from WCG, and WCG has agreed to sell to CNC, certain Services (as defined below) and Equipment (as defined below) pursuant and subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Certain Definitions.
     -------------------

     "Affiliate" shall mean any entity which (a) is at least 50% owned by WCG,
      ---------
  or (b) owns at least 50% of WCG.

     "Equipment" shall mean the telecommunications equipment, and installation,
      ---------
  maintenance and other incidental services relating thereto, set forth in Exhibit A attached hereto and incorporated herein by this reference, as such Exhibit may be amended from time to time by WCG.

     "Services" shall mean the inter-exchange multimedia telecommunications
      --------
  carrier services and other services set forth in Exhibit B attached hereto and incorporated herein by this reference, as such Exhibit may be amended from time to time by WCG; provided, however, that in no event shall "Services"
                       --------  -------
  include any services (a) the provision of which by WCG would violate any applicable contractual or regulatory restrictions, or (b) provided to CNC by Critical Technologies, Inc. ("CTI"), an Affiliate, pursuant to the Amended and Restated Employee Services and Staffing Agreement between CNC and CTI dated June 19, 1997 or the Colocation Services Agreement dated November 1, 1994, as amended.

     "WCG" shall mean Williams Communications Group, Inc. and all Affiliates
      ---
  unless otherwise indicated by the context.

2.   Purchase and Sale of Services  CNC shall purchase Services from WCG, and
     -----------------------------
     WCG shall sell Services to CNC, in each case subject to availability, pursuant and subject to the terms and conditions of (a) this Agreement, and
     (b) a Master Services Agreement substantially in the form of Exhibit C attached hereto and incorporated herein by this reference or, with respect to Services to be provided by Affiliates other than WCG's network service group, the standard form of purchase agreement pertaining to such Services then in effect for such Affiliate, as such standard form may be modified by mutual agreement of the parties. In the event of any conflict, the order of precedence shall be this Agreement and then Exhibit C or, if applicable, the standard form of the contracting WCG Affiliate.

3.   Purchase and Sale of Equipment.  CNC shall purchase Equipment from WCG, and
     ------------------------------
     WCG shall sell Equipment to CNC, in each case subject to availability, pursuant and subject to the terms and conditions of (a) this Agreement, and
     (b) a Purchase Agreement and/or Service Agreement substantially in the form of Exhibit D attached hereto and incorporated herein by this reference or, if such agreements are inapplicable, the standard form of purchase agreement pertaining to such Equipment then in effect for WilTel Communications, LLC, as such standard form may be modified by mutual agreement of the parties. In the event of any conflict, the order of precedence shall be this Agreement and then Exhibit D or, if applicable, the standard form of the contracting WCG Affiliate.

4.   Contingency; Term Notwithstanding any other provision of this Agreement,
     -----------------
     this Agreement shall not be effective unless and until the issuance of CNC common stock to WCG pursuant to the Stock and Warrant Purchase Agreement. The term of this Agreement shall commence on the date such CNC common stock is issued to WCG pursuant to the Stock and Warrant Purchase Agreement and shall end on the latter of the tenth (10th) anniversary of this Agreement, when the Section 5 take-or-pay obligation has been fully satisfied or when WCG ceases to own at least 5% of the common stock of CNC.

5.   Take-or-Pay Commitment.  Subject to the provisions of Sections 6, 7 and 8
     ----------------------
     below, prior to December 31, 2002 CNC shall purchase aggregate Services and Equipment amounting to at least $21,200,000, comprised of at least $16,200,000 of Services and no more than $5,000,000 of Equipment, in accordance with the schedule set forth below. CNC shall not be subject to a minimum purchase commitment under this Agreement once it has satisfied its take-or-pay obligations. All dollar amounts in this Agreement shall be determined in accordance with WCG's prices in effect at the time such Services and Equipment are ordered by CNC, inclusive of any discounts applicable to CNC but exclusive of any credits (including, without limitation, Service credits available under Section 8) to which CNC may be entitled, late payment penalties, taxes and other government-imposed surcharges. CNC's purchases of Services and Equipment shall not include payments made by CNC to WCG to reimburse WCG for third party costs paid to unaffiliated entities, including but not limited to, local access charges, taxes, installation charges, off-network charges, one time fees and other similar costs.



                                 Minimum Aggregate
                                 -----------------
                                     Purchases
                                     ---------
         Year                of Services and Equipment
         ----                -------------------------
                             (Take-or-Pay Obligation)
--------------------------------------------------------------

            1                               $1,200,000
   (1/1/98 - 12/31/98)
--------------------------------------------------------------
            2                               $2,500,000
   (1/1/99 - 12/31/99)
--------------------------------------------------------------
            3                               $7,000,000
 (1/1/2000 - 12/31/2000)
--------------------------------------------------------------
            4                               $6,500,000
 (1/1/2001 - 12/31/2001)
--------------------------------------------------------------
            5                               $4,000,000
 (1/1/2002 - 12/31/2002)
--------------------------------------------------------------

     To the extent that CNC exceeds the Minimum Aggregate Purchases of Services and Equipment in any year as set forth in the schedule above, the amount of such excess shall be offset against CNC's remaining take-or-pay obligation. The offset shall be applied to CNC's take-or-pay obligation beginning with the next subsequent year's take-or-pay obligation and shall reduce CNC's take-or-pay obligation for that year until such obligation is satisfied.
     If any offset remains, it then shall be applied to the next subsequent year's take-or-pay obligation continuing through the year 5 (December 31, 2002) take-or-pay obligation or until the offset is fully utilized. To the extent that CNC has any offset remaining after satisfying its entire take-or-pay obligation of $21,200,000 under this section, such offset will expire and will have no further use or value under this Agreement.

6.   Inability to Meet Minimum Commitment.  To the extent that, in any year
     ------------------------------------
     during the term hereof (as measured at the end of each of the one year periods set forth in the Schedule in Section 5 above and taking into account any credit for excess purchases from another period), CNC fails to purchase Services and Equipment from WCG greater than or equal to the take-or-pay obligations for such year set forth in Section 5 above, then, within thirty (30) days after the completion of such year, CNC shall pay to WCG, as liquidated damages for such failure, cash in an amount equal to the difference between the take-or-pay obligation for such year and the aggregate amount of Services and Equipment actually purchased by CNC from WCG during such year.

7.   Inability to Provide Services and Equipment.  If, for any reason except to
     -------------------------------------------
     the extent due to the actions of CNC, WCG is unable to provide Services or Equipment ordered by CNC by the due date established in accordance with the terms and conditions of this Agreement, then CNC shall have the right to give WCG thirty (30) days prior written notice to complete performance ("CNC Performance Notice"). If WCG continues to be

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

     unable to perform after the expiration of the thirty (30) day notice period, then the dollar amount of the unfulfilled CNC order shall be withdrawn from the remaining take-or-pay obligation in the year the order was received by WCG and the take-or-pay obligation for such year shall be reduced. The absolute amount of such withdrawal shall then be added to CNC's take-or-pay obligation over the remaining years of CNC's take-or-pay obligation, as the parties shall mutually agree. If WCG's inability to provide Services or Equipment occurs in the final year of the take-or-pay commitment, then the withdrawn take-or-pay obligation shall be satisfied over the remaining term of the Agreement as the parties shall mutually agree. For example, if CNC places an order for $100,000 of Services in the first year of its take-or-pay obligation, and WCG cannot provide the Services within thirty (30) days of the CNC Performance Notice, then $100,000 shall be withdrawn from CNC's first year's take-or-pay obligation and be added to CNC's take-or-pay obligation over the remaining four (4) years as the parties mutually agree. It is understood by the parties that WCG's inability or failure to provide the Services or Equipment in a year shall not reduce CNC's aggregate take-or-pay obligation of $21,200,000, but rather the take-or-pay obligation with respect to the unprovided Services or Equipment shall be allocated over the remaining term of the Agreement. To the extent that WCG's failure to provide the Services or Equipment is due to the actions of CNC, then the take-or-pay obligation shall not be modified or reduced for such year. The foregoing remedy shall be CNC's sole and exclusive remedy for WCG's inability to provide Services or Equipment ordered by CNC.

8.   Application of Certain Credits.  The parties acknowledge that, in
     ------------------------------
     connection with the issuance of CNC common stock to WCG pursuant to Section 9 below and pursuant to that certain Services Credit--Letter Agreement between CNC and WCG dated June 19, 1997 (the "Letter Agreement"), WCG has granted and may grant in the future to CNC certain credits which may be applied against the purchases of inter-exchange multimedia telecommunications Services. Such credits may be utilized by CNC with respect to purchases of inter-exchange multimedia telecommunications Services under this Agreement but only as set forth in the Letter Agreement (attached as Exhibit E), except that purchases of Services using Services credits may not be used to satisfy, in whole or part, the Section 5 take-or-pay commitment. The "Master Agreement" referenced in the Letter Agreement is this Agreement.

9.   CNC Common Stock for Services.  At the option of and as elected by WCG, CNC
     -----------------------------
     shall pay for up to $2,000,000 of Services rendered by WCG either (i) through the issuance of CNC common stock valued by using the then "Current Market Value" of the stock or (ii) through a combination of CNC common stock and cash if the election to obtain CNC common stock for the total amount of the invoice would exceed the $2,000,000 aggregate limit for CNC common stock. The "Current Market Value" of CNC common stock shall be calculated by taking the arithmetic average of the NASDAQ closing prices of the common stock of CNC for each trading day during the entire calendar month prior to the date of WCG's invoice. WCG shall be required to exercise its option and make its election each month contemporaneously with the issuance of its invoice to CNC. If WCG fails to make an affirmative election to be paid in CNC common stock at the time its invoice is issued, then CNC will be required to pay WCG in cash, less any available Section 8 credits, for the Services. If WCG exercises its option to be paid in CNC common stock, then WCG will send with its invoice the Concentric Network Corporation Common Stock Purchase Agreement ("SPA") executed by WCG pertaining to such Services. The SPA shall be in the form attached as Exhibit F. The CNC common stock will be issued and delivered to WCG as of the due date of the invoice and CNC shall contemporaneously send WCG the fully executed SPA. No fractional shares will be issued and instead the value of any fractional share will be paid in cash. Section 8 credits may not be used to offset CNC's obligation to issue CNC common stock under this provision. WCG's option to obtain CNC common stock under this provision will expire upon the earlier of (i) WCG's receipt of $2,000,000 of CNC common stock under this provision or (ii) the expiration of the term of this Agreement.

10.  Preferred Provider. In addition to the take-or-pay obligation in Section 5,
     ------------------
     it is the express intent and agreement of the parties that WCG shall be the preferred provider of all Services and Equipment or their commercial equivalents (i.e., Competitive Services and Competitive Equipment as defined in Section 11) to CNC during the term hereof. In this regard, WCG shall have the right of last refusal with respect to any Equipment or Service requirements (or their commercial equivalents) of CNC. The right of last refusal shall allow WCG to match the bid of any prospective provider of Competitive Services or Competitive Equipment to CNC and secure the order from CNC. Notwithstanding the foregoing, CNC need not award WCG the order under any of the following circumstances: (a) the Service or item of Equipment offered by WCG does not reasonably satisfy the feature, function, performance, timeliness of service delivery or quality specifications of CNC previously provided to WCG, (b) the Service or item of Equipment is not available from WCG at the same or a lower price, (c) the purchase of such Services or Equipment from WCG would violate a Third Party Contract or a New Third Party Contract (as defined below), or (d) CNC's customer has expressly requested redundancy or diversity and the use of WCG Services or Equipment would not satisfy the customers requirement. If CNC determines that any of subsections (a) through (d) apply, CNC shall promptly provide WCG reasonably satisfactory evidence that such circumstances exist. It is understood and agreed by the parties that existence of the circumstances set forth in subsections (a) through (d) shall not in any way reduce or otherwise affect the take-or-pay obligation set forth in Section 5 which exists independently of WCG's Preferred Provider status.

11.  Third Party Contracts of CNC.  CNC represents to WCG (a) that the contracts
     ----------------------------
     described in Exhibit G ("Third Party Contracts") are the only contracts CNC has with third parties which require CNC to purchase any services identical or commercially similar to the Services ("Competitive Services") or any equipment identical or commercially similar to the Equipment ("Competitive Equipment") from any party other than WCG or which would otherwise restrict in any manner CNC's purchase of Services or Equipment from WCG pursuant to this Agreement and (b) that said Exhibit G sets forth the annual aggregate minimum commitments of CNC to purchase Competitive Services and Competitive Equipment for each year in which Third Party Contracts remain in effect. CNC covenants that it will not, without WCG's prior written consent enter into any new contract ("New Third Party Contract") which would constitute a Third Party Contract if in existence as of the date hereof. CNC shall, upon written notice to WCG, have the right to amend, extend or modify any Third Party Contract or any New Third Party Contract but only in the ordinary course of business and in order to achieve cost savings or other efficiencies.

12.  Provision of Services and Equipment.  WCG shall provide Services and
     -----------------------------------
     Equipment to CNC in accordance with the following provisions:

     (a) All Services and Equipment shall be priced based on a "most favored customer" basis, which means that for so long as, in each year during the term of this Agreement, CNC's total payments to WCG pursuant to this Agreement exceed CNC's take-or-pay commitment for such year as set forth in
     Section 5 above, the prices to CNC shall be no greater than charges by WCG for substantially similar Equipment and Services provided to any comparable or lesser customer (including carrier customers such as MCI, Sprint or AT&T) of WCG and pursuant to a similar or lesser economic arrangement for the same periods of time. The determination of whether another WCG customer is comparable or lesser and whether another transaction is similar or lesser shall include, but not be limited to, the relative creditworthiness and payment history of the other customer; whether the transaction with such customer is similar as to the term of such other customer's commitment; and the total annualized charges by WCG to such
     customer.   This subsection (a) shall not apply with respect to any lower charges by WCG to: (i) entities, business organizations or enterprises affiliated with WCG (i.e., entities in which WCG has a 20% or greater ownership interest); or (ii) any department, branch or agency of a federal, state or provincial government. For purposes of comparing CNC to other customers, the parties agree that CNC's aggregate spending commitment with WCG and its Affiliates during the term of this Agreement shall be used to determine CNC's comparability with other WCG customers.

     (b) WCG shall assign to CNC's account a national account team ("Account Team") of sufficient experience and skill to reasonably manage CNC's purchases of Services and Equipment and to participate in WCG's decision-making process with respect to Service/Equipment functionality, quality, performance and pricing, which Account Team shall provide account support, including, but not limited to, account management of all Services and Equipment purchased by CNC, ordering and provision of Services and Equipment, billing, operations support and systems/network engineering of Services and Equipment, that is consistent with that provided by other industry leaders.

     (c) Services shall be provided to CNC in accordance with the Service level objectives for each type of Service which shall be established by the parties at the time the specific Services and Equipment are ordered by CNC.

     (d) WCG shall reasonably assist CNC in minimizing the cost of any transitions from existing service providers to WCG Services with the objective of eliminating or reducing duplicate charges and any other charges or penalties to move Services from an existing provider to WCG during any transition periods.

     (e) Each month the Account Team shall review with and report to CNC concerning (i) a comparison of WCG's actual performance against applicable Service level objectives, (ii) relevant forecasts and capacity plans of WCG, and (iii) any other operational or business matters relevant to CNC.

13.  Estimates.  Upon the effective date of this Agreement and thereafter on the
     ---------
     first day of each quarter during the term of this Agreement, CNC shall provide WCG with a good faith written estimate of CNC's purchases of Services and Equipment from WCG pursuant to this Agreement for such quarter and for the six month period beginning on the date of such estimate.

14.  Late Payments. CNC shall process any payments to WCG in a manner that is as
     -------------
     favorable as it processes payments to any other CNC carrier. Only in the event that CNC does not raise at least thirty-eight million dollars ($38,000,000) from its anticipated Initial Public Offering (which amount shall be the gross amount raised exclusive any amounts from WCG and Bay Networks), CNC shall permit and cooperate (without cost to WCG) with WCG in order to allow WCG to obtain a security interest in unencumbered tangible CNC assets having a market value of at least one million dollars ($1,000,000) which WCG may access for the sole purpose of securing and receiving payment for those amounts that CNC fails to pay WCG hereunder within ninety (90) days after the due date therefor. The conditional remedy set forth in the immediately preceding sentence shall be conditioned on CNC having received from WCG a valid invoice for the amount due in a timely manner, and further conditioned on CNC receiving written notice of non-payment from WCG for the corresponding amount within thirty (30) days after the payable amount becomes overdue.

15.  Mutual Covenants.
     ----------------

     (a) WCG and CNC each agrees to exercise commercially reasonable efforts to utilize the other party's products and services to support video conferencing demonstrations and collaboration activities within and between their respective companies and where feasible to demonstrate the other party's products and services.

     (b) WCG and CNC each agrees to cooperate and exercise commercially reasonable efforts to develop new, advanced Internet protocol products and services.

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

     (c) Notwithstanding any agreement between the parties to the contrary, each party agrees that all technology, code, inventions, algorithms, know-how, ideas and all other business, technical and financial information (which in all the foregoing examples is marked as confidential) each party obtains from the other are the confidential property of the disclosing party ("Proprietary Information" of the disclosing party). The terms of this Agreement shall also be considered Proprietary Information of both parties. Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party and shall similarly bind its employees. The receiving party shall not be obligated under this Section with respect to information the receiving party can document:

          i. is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents;

          ii. is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information;

          iii. was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

          iv. was independently developed by employees or consultants of the receiving party without use of or reference or access to such Proprietary Information.

               Each receiving party acknowledges and agrees that due to the unique nature of the disclosing party's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the receiving party or third parties to unfairly compete with the disclosing party resulting in irreparable harm to the disclosing party and, therefore, that upon any such breach or threat thereof, the disclosing party shall be entitled to seek injunctive relieve and other appropriate equitable relief in addition to whatever remedies it may have at law, and to be indemnified by the receiving party from any loss or harm (including, without limitation, attorneys' fees) in connection with any breach or enforcement of the receiving party's obligations hereunder or the unauthorized use or release of any Proprietary Information. The receiving party will notify the disclosing party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

     (d) Except as otherwise set forth in this Agreement, neither party shall be liable to the other party with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for (i) any

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

         exemplary, incidental, indirect, special or consequential damages of any kind, including without limitation, loss of profit, savings or revenue, lost data, or the claims of third parties, whether or not such party has been or is advised of the possibility of such damages however caused and on any theory of liability, arising out of this Agreement, or (ii) cost of procurement of substitute goods, technology or services.

16.  Resolution of Disagreements Among Parties.  No party to this Agreement
     -----------------------------------------
     shall be entitled to take legal action with respect to any dispute relating to this Agreement until it has complied in good faith with the following alternative dispute resolution procedures. If a dispute, claim or controversy arises with respect to or relates to any Section of this Agreement, then the following dispute resolution procedures shall govern the parties' conduct:

     (a) The parties shall attempt promptly and in good faith to resolve any dispute arising out of or relating to this Agreement through negotiations between representatives who have authority to settle the controversy. Any party may give the other party written notice of any such dispute not resolved in the normal course of business. Negotiations extending ten (10) days after the disputing party's notice shall be deemed at an impasse, unless otherwise agreed by the parties. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least two (2) working days notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and state Rules of Evidence.

     (b) If a dispute is at an impasse (i.e., it has not been resolved within ten (10) days of the disputing party's notice), the dispute shall be settled by arbitration in Kansas City, Missouri, administered by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the parties are unable to agree on a single arbitrator within ten (10) days from the date of an impasse as set forth in Subsection (a), then CNC and WCG shall each select one arbitrator within ten (10) days and the two (2) arbitrators shall select a third arbitrator within ten (10) days. If a party does not designate an arbitrator or if the two appointed arbitrators cannot agree on the final arbitrator within the foregoing time periods, then the American Arbitration Association shall select the arbitrator(s) upon request of either party. The decision of the arbitrator(s) shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. The arbitrator(s) shall be instructed by the parties to establish

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

          procedures such that a decision can be rendered by the arbitrator(s) within sixty (60) days of the date that the last arbitrator is selected.

     (c) The obligation herein to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

17.  Miscellaneous.
     -------------

     (a) This Agreement may not be assigned by either party without the prior written consent of the other party, except that WCG may assign, in whole or in part, its rights and obligations under this Agreement to an Affiliate upon written notice to CNC. Notwithstanding the foregoing, CNC shall have the right to reincorporate under the laws of any state without the prior written consent of WCG.

     (b) The waiver by either party of any breach, default or remedy hereunder will not operate as a waiver of any subsequent breach, default or remedy.

     (c) This Agreement supersedes all prior or contemporaneous proposals, communications and negotiations, both oral and written, and constitutes the entire agreement between WCG and CNC with respect to (but only with respect to) the subject matter hereof.

     (d) If any court holds any portion of this Agreement unenforceable, the remaining language shall not be affected and the parties agree to negotiate an amendment to the Agreement so that the parties' intent embodied in the now unenforceable language will be restored through the amendment to the Agreement to the extent legally permissible.

     (e) Except as otherwise provided herein, any amendments or modifications to this Agreement must be in writing and executed by an authorized representative of each party.

     (f) This Agreement is deemed made and GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA except for its rules regarding the conflict of laws.

     (g) Nothing contained in this Agreement will be interpreted or construed as to characterize the relationship between CNC and WCG as a joint venture, partnership or franchise for any purpose. Neither party has the authority to, and neither party shall, make any representation, prepare documents or statements on behalf of, or in the name of the other party, give any warranties, accept any orders, enter into a contract on behalf of the other party, or obligate the other party

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

          in any manner, unless expressly authorized to do so by this Agreement or in writing by the other party.

     (h) Any notice or report herein required or permitted to be given shall be in writing and given by depositing the same in the United States mail, postage prepaid and addressed or confirmed facsimile transmission to the parties as follows:

          (a)  To CNC:

               Concentric Network Corporation
               10590 N. Tantau Avenue
               Cupertino, CA  95014
               Attn:  Michael F. Anthofer

          (b)  To WCG:

               Williams Communications Group, Inc.
               111 East 1st Street
               Tulsa, OK  74103
               Attn:  Vice President - Finance

          or to such place or places as any of the parties shall designate by written notice to the others.

     (i) To the extent, but only to the extent, that the terms and conditions in this Agreement are in conflict with the terms and conditions of any Exhibit, the terms and conditions of this Agreement shall govern and have precedence.

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

          THIS AGREEMENT is executed by the parties as of the date first set forth above, but is effective for all purposes only as set forth herein.

CONCENTRIC NETWORK CORPORATION      WILLIAMS COMMUNICATIONS GROUP, INC.


    /s/ Henry R. Nothhaft               /s/ S. Miller Williams
By:_______________________          By:_______________________


Name:_____________________          Name:_____________________


Title:____________________          Title:____________________

                                    EXHIBITS
                                    --------


Exhibit A      List of Equipment
Exhibit B      List of Services
Exhibit C      Master Services Agreement
Exhibit D      Purchase Agreement/ Service Agreement (WilTel)
Exhibit E      Services Credit - Letter Agreement
Exhibit F      Concentric Network Corporation Common Stock Purchase Agreement
Exhibit G      Third Party Contracts/Minimum Commitments

                                   EXHIBIT A

List of Equipment
-----------------

PBX Equipment
Routers
Bridges
Servers
Switches

EXHIBIT B

List of Services
----------------

Multimedia Wide Area ATM Services
Multimedia Private Line Services
Multimedia Frame Relay Services
Collocation Services
WCG Agency Services
Private Labeling Services
Call Center Services
Multimedia Storage Services

                           MASTER SERVICES AGREEMENT


This Master Services Agreement (this "Agreement") is made this ____ day of _________________, 1997, by and between __________, a Delaware corporation
("Seller"), with its principal place of business at Tulsa Union Depot, 111 East First Street, Tulsa, Oklahoma 74103 and Concentric Network Corporation, a Florida corporation ("Customer"), with its principal place of business at 10590 Tantau Avenue, Cupertino, California 95014, for the provision of multimedia telecommunications services, subject to this Agreement set forth in this Agreement.

1.0.  DESCRIPTION OF SERVICES AND PRICING.
      -----------------------------------

Customer may order from Seller multimedia transmission services ("Services"), the terms and conditions of which and the charges for which are set forth in Seller's currently prevailing Multimedia Transmission Service Schedule relating to such Services (the "Service Schedule"). The current Service Schedule is attached to this Agreement as Schedule A and is incorporated herein by this reference. Seller offers such Services, as defined in the Service Schedule, upon the terms and conditions set forth in the Service Schedule, this Agreement, and any applicable tariff (the "Tariff") filed by Seller with the Federal Communications Commission. The terms and conditions of this Agreement (including the Service Schedule) are subject to change in accordance with and to the extent of any changes made in such Tariff, if applicable, or as such changes are generally applicable Seller's other customers ordering similar services.
All Services are subject to availability.

2.0  EFFECTIVE DATE AND TERM
     -----------------------

This Agreement shall become effective on the _____ day of ________________, 1997 (the "Effective Date") and shall continue through the _____ day of ___________________, ______ (the "Term"). Thereafter, this Agreement shall automatically renew for successive one-year periods (the "Renewal Term(s)") unless canceled by either party by giving notice of such cancellation not less than thirty (30) days before the beginning of any Renewal Term.

3.0.  SERVICE ORDERS.
      --------------

Services requested by Customer hereunder shall be requested on Seller's Service Order forms in effect from time to time or on Customer's forms accepted in writing by Seller ("Service Orders"). Each Service Order shall reference this Agreement.

This Agreement shall apply to all Services provided by Seller to the Customer whether pursuant to a Service Order or otherwise.

Any conflicting, different or additional terms and conditions contained in Customer's acknowledgment or Service Order or elsewhere are objected to by Seller and shall not constitute part of this Agreement. No action by Seller (including, without limitation, provision of Services to Customer pursuant to such Service Order) shall be construed as binding or estopping Seller with respect to such term or condition, unless the Service Order containing said specific term or condition has been signed by Seller.

4.0.  LOCAL ACCESS.
      ------------

Customer shall be solely responsible for obtaining any necessary local access services necessary for the provision of Services.

5.0.  CHANGES IN SERVICE PARAMETERS.
      -----------------------------

5.1.  Cancellation of Services. Customer may cancel any Service provided
      ------------------------
hereunder by providing written notification to Seller thereof sixty (60) days in advance of the effective date of cancellation. In the event of such cancellation, Customer shall pay to Seller a cancellation charge in an amount equal to the monthly charge for such canceled Service multiplied by the number of months in the relevant term for such Service, less the charges for such Service actually provided to Customer through the effective date of cancellation (but in no event less than zero). Customer agrees that damages in the event of such cancellation would be difficult or impossible to ascertain, and that the cancellation charge in this Section 5.1 is intended, therefore, to establish liquidated damages and is not intended as a penalty. Notwithstanding the foregoing, and upon thirty (30) day's prior written notice to the other party, either Customer or Seller shall have the right, without cancellation charge or other liability to the other party, to cancel the affected portion of any Service, if Seller is prohibited by governmental authority from furnishing such portion, or if any material rate or term contained herein and relevant to the affected Service is substantially changed by order of the highest court of competent jurisdiction to adjudicate the matter, the Federal Communications Commission, or other local, state or federal government authority.

5.2.  Outage Credits/Exclusive Remedy.  Failure of equipment or transmission
      -------------------------------
services involving Seller's Services, including failure due to force majeure events as set forth in Section 7.4, or failure to provide Services for any reason ("Outage"), shall result in a pro rata reduction of the service charges for the Service involved ("Credit"). In the event of an occurrence causing failure of Service which is beyond the control of Seller, the unaffected portion of the Service may be subject to interruption as Seller deems necessary in order to mitigate the effect of such occurrence with respect to Seller's network. Seller shall not be liable for such interruption except in the form of a Credit. The applicable Credit shall be determined by dividing such Outage time (in minutes) by the total minutes in the month, and multiplying by the normal monthly charge for such Service. The foregoing remedy is exclusive and no other remedy is provided to Customer.

6.0.  PAYMENT TERMS.
      -------------

6.1.  Invoice.  Customer agrees to remit payment to Seller at the remittance
      -------
address and on the due date indicated on Seller's invoices to Customer ("Due Date"). In the event Customer fails to make full payment to the proper address within thirty (30) days after the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance per month or the maximum lawful rate under applicable state law. Customer acknowledges and understands that all charges are computed exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), whether charged to or against Seller, its suppliers or affiliates or Customer for the Service provided to Customer ("Additional Charges"). Such Additional Charges shall be paid by Customer in addition to all other charges provided for herein.

Payment for all prorated monthly recurring charges (charges for monthly Service provided for less than a calendar month), installation and other non-recurring charges shall be billed following the receipt of any such Services. Payment for all monthly recurring charges for full months during which Service are to be provided following the date such Services begin shall be due in advance.

6.2.  Suspension of Service.  In the event payment in full is not received from
      ---------------------
Customer on or before sixty (60) days following the Due Date, Seller shall have the right, after giving Customer ten (10) days notice, to suspend all or any portion of the Services to Customer. If only a portion of the Services are suspended and Customer does not cure, Seller may suspend, after giving Customer ten (10) days notice, all or any additional portion of the Services to

Customer. Seller may continue suspension until such time as Customer has paid in full all charges then due, including any late fees as specified herein. If Customer fails to make such payment by a date determined by and acceptable to Seller, Customer shall be deemed to have canceled the Services provided under this Agreement effective on the date of such suspension and shall remain liable for all cancellation charges set forth in the Service Schedule.

6.3.  International Service.  Rates for any international Services are priced to
      ---------------------
Customer based on the exchange rate published on the most recent business day in the Wall Street Journal at the time Service is contracted for, subject to monthly adjustments to reflect changes in the applicable published exchange rate on the first day of each month. If the carrier of non-U.S. Services modifies its tariff or the technical parameters for Services during the Term of this Agreement or any Service ordered, Seller shall have the right to modify correspondingly this Agreement upon which such Service is provided to Customer. International Services will be available only to the extent Seller has received all necessary regulatory approvals to provide Services in a given jurisdiction.

6.4.  Taxes.  If any sales taxes or similar charges or impositions are asserted
      -----
against Seller after, or as a result of, Customer's use of Services by any local, state, national, international, public or quasi-public governmental entity or foreign government or its political subdivision including without limitation, any tax or charge levied to support the Universal Service Fund contemplated by the Telecommunications Act of 1996, Customer shall be solely responsible for such taxes, charges or impositions. Customer agrees to pay any such taxes.

7.0.  GENERAL AGREEMENT.
      -----------------

7.1.  Warranty and Disclaimer of Warranty.  Seller warrants that Services shall
      -----------------------------------
be provided to Customer in accordance with the technical parameters set forth in the Service Schedule. Seller shall use reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Services and restore such Services to comply with the terms hereof. THE FOREGOING WARRANTY AND THE REMEDY PROVIDED TO CUSTOMER WITH RESPECT TO OUTAGE CREDITS ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR REMEDIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.2.  Limitation of Liability.  IN THE EVENT OF ANY BREACH OF THIS AGREEMENT OR
      -----------------------
ANY FAILURE OF THE SERVICES, WHATSOEVER, NO PROVIDER (AS DEFINED IN SECTION 7.3) SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, ACTUAL, INCIDENTAL, PUNITIVE OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER AND, WITH RESPECT TO PARTIES OTHER THAN CUSTOMER THAT USE THE SERVICES THROUGH CUSTOMER, CUSTOMER SHALL INDEMNIFY PROVIDERS AGAINST ANY CLAIMS FOR SUCH DAMAGES BROUGHT AGAINST THEM BY THIRD PARTIES.

7.3.  Customer Content and Indemnity.  Customer shall make all arrangements with
      ------------------------------
copyright holders, music licensing organizations, performers' representatives or other parties for necessary authorizations, clearances or consents with respect to transmission contents ("Consents"). Customer shall indemnify and hold harmless Seller and any third party provider or operator of facilities employed in the provision of Services (all of which shall be referred to as "Providers") against and from any court, administrative or agency action, suit or similar proceeding, whether civil or criminal, private or public, brought against Providers arising out of or related to the contents transmitted hereunder (over Seller's network or otherwise) including, but not limited to, claims, actual or alleged, relating to any violation of copyright law, export control laws, failure to procure Consents, failure to meet governmental or other technical broadcast standards, or that such transmission contents are libelous, slanderous, an invasion of privacy, pornographic, or otherwise unauthorized or illegal. Seller may terminate or restrict any transmissions over the network if, in its judgment, (a) such actions are reasonably appropriate to avoid violation of applicable law; or (b) there is a reasonable risk that criminal, civil or administrative proceedings or investigations based upon the transmission contents shall be instituted against Providers. Customer agrees not to use Services for any unlawful purpose, including without limitation any use which constitutes or may constitute a violation of any local, state or federal obscenity law. Customer and Seller shall indemnify and hold harmless the other against and from any and all claims for physical property damage, physical personal injury or wrongful death to the extent that such arises out of the negligence or willful misconduct of the respective indemnifying party, its employees, agents, or contractors in connection with the provision of Services or other performance. With respect to third parties that use Services through Customer, Customer shall indemnify Providers against any claims by such third parties for damages arising or resulting from any defect in or failure to provide Services. The indemnifying party agrees to defend the other against the claims as set forth above and to pay all reasonable litigation costs, attorneys' fees, court costs, settlement payments, and any damages awarded or resulting from any such claims. The indemnified party shall promptly notify the indemnifying party in writing of any such claims.

7.4.  Force Majeure.  If either party's performance of this Agreement or any
      -------------
obligation (other than the obligation to make payments) hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence including rain fade or other atmospheric conditions, any law, order, regulation, direction, action or request of the United States Government or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, or by national emergencies, insurrections, riots, wars, acts of terrorism, strikes, lockouts or work stoppages or other labor difficulties, supplier failures, shortages, breaches or delays, then the affected party shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference. The affected party shall use reasonable efforts under the circumstances to avoid and remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes cease.

7.5.  Events of Default.  With respect to any particular Service ordered
      -----------------
hereunder, Customer may terminate that Service, upon written notice to Seller and following a five-day period in which Seller may cure such default, if the quality of transmission provided under such Service falls consistently below the level of quality set forth in the technical parameters applicable to such Service set forth in the Service Schedule.

Either party may terminate this Agreement if the other is in default of any material obligation contained herein, which default has not been cured within fifteen (15) days following notice of such default.

7.6.  Use of Services.  Seller's obligation to provide Services to Customer is
      ---------------
subject to the following conditions: (a) Services shall not be used for any unlawful purpose, (b) Services may not be resold by Customer to any third party as a private-line service, and (c) Services may be used only for multimedia transmissions.

7.7  Proprietary Information.  Customer understands and agrees that the terms
     -----------------------
and conditions of this Agreement and all documents referenced herein (including invoices to Customer for Services provided hereunder) are confidential as between Customer, Seller and its affiliates and shall not be disclosed by Customer to any party other than the directors, officers, and employees of Customer or agent's of Customer who have specifically agreed to nondisclosure of the terms and conditions hereof. Violation by Customer or its agents of the foregoing provision shall entitle Seller, at its option, to discontinue Services to Customer without further obligation or liability to Customer. Customer further agrees that any Customer generated press release, advertisement or publication regarding this Agreement, Services provided hereunder or in which Seller, or its affiliates are to be mentioned, will be submitted to Seller for its written approval prior to publication. Customer understands and agrees that Seller may disclose such information as may be required under applicable law including, without limitation, filing of tariffs.

7.8.  Intrastate Interexchange Services.  Customer may use any interexchange
      ---------------------------------
Service provided under this Agreement only if such interexchange Service is used for carrying interstate telecommunications (i.e., telecommunications subject to the jurisdiction of the Federal Communications Commission). Seller and its affiliates shall not be obligated to make available interexchange Service on a circuit with end points within a single state or service on a circuit which originates/terminates at points both of which are situated within a single state unless Customer represents in writing that such interexchange Service or circuits shall be used to carry interstate telecommunications. If it is determined at any time that such interexchange Service or circuit is subject to state regulation, the interexchange Service or circuit may be provided by Seller or its affiliates pursuant to applicable state laws, regulations and applicable tariffs, or Seller and its affiliates may discontinue provision of the affected interexchange Service or circuit.

8.0.  MISCELLANEOUS PROVISIONS.
      ------------------------

8.1.  Title to Equipment.  This Agreement shall not, and shall not be deemed to,
      ------------------
convey to Customer title of any kind to any of the transmission facilities, digital encoder/decoders, telephone lines, microwave facilities or other facilities utilized in connection with the Services. Any equipment provided by Customer must be itemized on a schedule listing all such Customer-provided equipment and appended to the Service Order to which use of that equipment relates ("Customer Equipment Inventory"). Seller shall not be obligated to provide any Services for Customer if Customer will be providing any of its own equipment unless and until such equipment is itemized on the applicable Customer Equipment Inventory.

8.2.  Notice.  Notices under this Agreement shall be in writing and delivered
      ------
either via U.S. mail, certified with return receipt requested, or via Federal Express priority next-day delivery, to the person identified in this Section at the Full Business Addresses of the parties as they appear herein. The effective date for any notice under this Agreement shall be the date of delivery of such notice, not the date of mailing.

The Full Business Address for purposes of notice under this Section as well as telephone voice and facsimile numbers for reservation of services and troubleshooting shall be:

---------------------
111 East 1st Street
Tulsa, Oklahoma  74103-2807
Telephone:  (918) 588-5760 or 1-800-888-6771
Fax:  (918) 588-5761
Attention:  Vice President-Finance and Administration

With a copy to:

General Counsel
Williams Communications Group, Inc.
One Williams Center, Suite 4100
Tulsa, Oklahoma 74172

CONCENTRIC NETWORK CORPORATION
10590 Tantau Avenue
Cupertino, California  95014
Telephone:  (408) 342-2800
Fax: (408) 342-2876

8.3.  Merger/Integration.  This Agreement (including the attached Service
      ------------------
Schedule, as it may be modified from time to time) consists of all the terms and conditions contained herein and in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Services provided hereunder.

8.4.  Written Amendment.  Customer agrees that any addition, deletion or
      -----------------
modification to this Agreement shall not be binding on Seller except by written agreement executed by Seller.

8.5.  No Venture.  The provision of Services shall not create a partnership or
      ----------
joint venture between the parties.

8.6.  Conflict of Law.  In addition to the nonpayment of any sum due hereunder,
      ---------------
Seller may immediately suspend Services in whole or part if Seller determines that such Services violate the Communications Act of 1934, as amended (including the Telecommunications Act of 1996), or that the imposition of any state or federal statute, or promulgation of any rule, regulation, or order of the Federal Communications Commission ("FCC") or other governing body makes Seller's performance commercially impracticable.

8.7.  Assignment.  Customer shall not assign or transfer its rights or
      ----------
obligations under this Agreement without the prior written consent of Seller, provided that Customer may reincorporate in any state without the prior written consent of Seller. Any such assignment or transfer of Customer's rights or obligations without such consent shall entitle Seller to terminate the Services provided hereunder at its option upon ten (10) days' prior written notice to Customer. A change in control shall be deemed to be an assignment or transfer.

8.8.  Choice of Law.  This Agreement shall be governed by the laws of the State
      -------------
of Oklahoma without regard to choice of law principles. Customer hereby consents to the jurisdiction of the federal and state courts having a situs in Tulsa County, Oklahoma over any proceeding initiated with respect to the enforcement or interpretation of this Agreement.

8.9.  Interpretation.  No rule of construction requiring interpretation against
      --------------
the draftsman hereof shall apply in the interpretation of this Agreement.

8.10.  No Third Party Beneficiary.  The provisions of this Agreement are for the
       --------------------------
benefit only of the parties hereto, and no third party may seek to enforce or benefit from these provisions.

8.11.  Attorneys' Fees.  If a proceeding is brought for the enforcement of this
       ---------------
Agreement or because of any alleged or actual dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

8.12.  Severability.  In the event any provision of this Agreement conflicts
       ------------
with any statute, rule or order of any governmental unit or regulatory body, or tariff then, if required by law, such statute, rule, order or tariff shall control.

8.13.  No Waiver.  The failure of either party to enforce any provision hereof
       ---------
shall not constitute the permanent waiver of such provision.


_______________________________________   CONCENTRIC NETWORK CORPORATION

By:                                        By:
   -----------------------------              ------------------------------
Name:                                      Name:
     ---------------------------                ----------------------------
Title:                                     Title:
     ---------------------------                 ---------------------------

Date:                                      Date:



f:\cnc\networ~2.doc

                   SERVICE SCHEDULE (SAMPLE FOR IXC SERVICES)


to be negotiated

WILTEL - NSI                                  PURCHASE AGREEMENT
--------------------------------------------------------------------------------

This Agreement is made as of ________________, 19__, between WILTEL COMMUNICATIONS, LLC, a Delaware limited liability company, 2800 Post Oak Boulevard, Houston, Texas 77056, ("WilTel") and ___________________________ a(n)
____________________ corporation/partnership/sole proprietorship ("Customer"):

AGREEMENT. WilTel will sell, deliver and install the data communications and internetworking equipment and sublicense the associated software (together, the "System") listed on the WilTel Quotation (the "Quotation"), a copy of which is attached hereto and incorporated herein and Customer will purchase such System. The System will be installed at the locations specified in the Quotation (the "Premises").

PRICE, PAYMENT TERMS, AND SCHEDULING. The total price, including the equipment, software and installation as detailed on the Quotation, but not including maintenance, is $_________________, (the "Cash Price") plus all sales, use, property or applicable taxes imposed on the System or the purchase thereof (except for WilTel income taxes). No other item is included unless specifically stated in this Agreement or its attachments. CUSTOMER WILL PROVIDE EVIDENCE OF ITS TAX EXEMPT STATUS IF IT CLAIMS SUCH STATUS. Unless stated otherwise on the Quotation, Customer will invoiced and will pay all WilTel invoices within thirty
(30) days of the date of invoice. All payments will be subject to a late payment service charge of 1-1/2% per month (or as limited by applicable law) on payments in arrears for more than thirty (30) days after invoice date.

INDEMNIFICATION; LIMITATION OF LIABILITY. Both WilTel and Customer will defend, indemnify and hold the other harmless, from and against any and all claims, demands, losses, orders, judgments or decrees (collectively the "Loss") arising out of personal injury (including death) or damage to tangible, physical property only to the extent the Loss is caused by the negligence of the indemnitor and reported to the indemnitor in writing within sixty (60) days of the incident. IN NO EVENT, HOWEVER, SHALL EITHER PARTY (OR WILTEL'S SUPPLIERS OR SUBCONTRACTORS) BE LIABLE FOR (i) ANY SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, (ii) COMMERCIAL LOSS OF ANY KIND (INCLUDING LOSS OF BUSINESS OR PROFITS), NOR SHALL WILTEL OR ITS SUPPLIERS OR SUBCONTRACTORS BE LIABLE FOR ANY DAMAGES OF ANY KIND RESULTING FROM UNAUTHORIZED USE OF THE SYSTEM, INTERRUPTION OF SERVICE OR LOSS OF DATA. THIS LIMITATION APPLIES TO ALL CLAIMS WHETHER BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT OR ANY OTHER LEGAL THEORY, AND WHETHER WILTEL OR ITS SUPPLIERS OR ITS SUBCONTRACTORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

SOFTWARE LICENSE; INTELLECTUAL PROPERTY INFRINGEMENT. Certain manufacturers issue their own software license with the Equipment and a copy of such license shall be given to Customer upon installation of the System. If no such license is issued by the manufacturer, then to the extent authorized by the manufacturers of the System, WilTel grants Customer a non-exclusive, non-assignable, non-transferable license for the useful life of the System to use the software (including related documentation) solely to maintain and operate the System, provided Customer: (i) does not allow any aspect of the software to be disclosed to a third party without WilTel's written consent and makes reasonable efforts to ensure that its employees are aware of this obligation;
(ii) uses the System solely for Customer's internal business purposes; (iii) does not copy any part of the software or related documentation without WilTel's consent and does not attempt to develop any source code from the software; and
(iv) returns to WilTel or erases or destroys any software or related documentation on any media being recycled or discarded and so certifies to WilTel. The Customer has no right, title or interest in the software other than
as set forth in this section.   Should the System or any portion thereof become,
or be likely to become, the subject of a claim of infringement of a United States patent or copyright, WilTel shall pass through to Customer the infringement indemnification which is provided to WilTel by the manufacturer and, in addition, shall, in the following order and at no cost to Customer, use commercially reasonable efforts to: (i) obtain for Customer the right to use such System; (ii) replace or modify such System so that it becomes non-infringing but materially equivalent in function and performance; or (iii) if unable to perform (i) or (ii) above, refund to Customer an amount equal to the then present value of the cost of the infringing System as amortized over the customary use expectancy of the affected item.

RISK OF LOSS, TITLE AND SECURITY INTEREST.   Customer assumes the risk of loss
to the System from the Installation Date (as defined below) and Customer shall assume all risks of loss and responsibility for obtaining and paying for insurance in the event of loss or damage commencing on the Installation Date. Title in the System will pass on full payment of the Cash Price plus all taxes set forth above. Until Customer's full payment of the Cash Price plus all taxes set forth above, WilTel reserves and Customer grants WilTel a security interest in the System in the amount of the purchase price. At WilTel's option, Customer will execute appropriate financing statements to fully protect WilTel's interest hereunder in accordance with the Uniform Commercial Code.

LIMITED WARRANTY. WILTEL WARRANTS THAT WORK PERFORMED UNDER THIS AGREEMENT SHALL BE DONE IN

A GOOD AND WORKMANLIKE MANNER AND BE FREE FROM MATERIAL DEFECTS FOR A PERIOD OF THIRTY(30) DAYS FROM DATE OF PERFORMANCE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF SUCH WARRANTY SHALL BE CORRECTION OF THE DEFECT BY WILTEL AT WILTEL'S EXPENSE. THIS AGREEMENT EXCLUDES ALL OTHER EXPRESS WARRANTIES AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. WILTEL DISCLAIMS ANY WARRANTY TO PREVENT UNAUTHORIZED USE OF THE EQUIPMENT.

THIS AGREEMENT INCLUDES THE PROVISIONS SET FORTH ON THE REVERSE SIDE OF THIS PAGE. Customer acknowledges that it has reviewed this Agreement, including any and all documents referenced in it, understands it, and is bound by its terms.

--------------------------------------------------------------------------------
       WILTEL COMMUNICATIONS, LLC           CUSTOMER:
--------------------------------------------------------------------------------
BY:                                         BY:
--------------------------------------------------------------------------------
NAME:                                       NAME:
--------------------------------------------------------------------------------
TITLE:                                      TITLE:
--------------------------------------------------------------------------------

INSTALLATION (a) Delivery Date occurs when WilTel delivers the networking equipment for delivery to the Premises. Installation Date occurs when the equipment is connected to the network, activated and functioning substantially to provide basic service, excepting minor variances which do not materially affect performance. (b) Customer shall, at its own expense, provide and be responsible for all proper environmental conditions at the installation site and for a suitable operating environment per manufacturer's specifications, a copy of which shall be provided to Customer upon request. Customer shall hold WilTel harmless from any and all liability for injury to wires, conduits, pipes mains, sewers or other similar property that is not accurately detailed or accounted for in Customer supplied prints. If any unexpected obstruction is found that alters routine installation, Customer shall be billed for any additional expense related thereto at WilTel's then prevailing time and material rates. (b) Customer agrees to permit and arrange full access to the Premises necessary for WilTel's representatives to perform the installation services set forth in this Agreement. Installation of the Equipment will be performed during the normal working hours of 8:00 a.m.-5:00 p.m., Monday through Friday, excluding WilTel holidays. Any delay or downtime resulting from Customer act or omission shall be the responsibility of Customer and shall be billed at WilTel's prevailing
rate.  (c)   Customer represents and warrants that the conditions to be encountered by WilTel in all areas where work is to be performed on the Premises shall (i) be in compliance with all applicable federal, state and local laws and regulations, (ii) be safe and non-hazardous, (iii) not contain, present, or expose WilTel representatives to hazardous materials or hazardous substances.
In the event of breach of the foregoing, WilTel may, in addition to all other remedies, immediately suspend work until Customer has promptly corrected such condition(s) at Customer's expense. If Customer cannot or does not correct such condition, it will be WilTel's option as to whether to enter the area in which the unsafe condition exists. WilTel's refusal to enter such a location on the basis of safety will not be deemed a breach of this Agreement or a default under it and no liability for such a decision will attach.

CHANGES. Any move, addition\deletion or change ("MAC") to the System shall be made by mutual agreement through a written change order or quotation which is executed by an authorized representative of Customer and the terms of this Agreement will apply to the equipment or services purchased thereunder. The Cash Price of the System, Delivery Date and Installation Date shall be subject to adjustment for any mutually agreeable MAC.

ACCEPTANCE When the System is installed and has operated in accordance with the manufacturer's specifications for a period of fourteen (14) calendar days, it will be deemed Accepted by Customer unless Customer has provided WilTel with written notice setting forth deficiencies in operation. If Customer has provided such notice, WilTel will promptly correct the listed deficiencies, at WilTel's sole expense. Upon WilTel's correction of the listed deficiencies to Customer's reasonable satisfaction, Customer shall promptly certify in writing its acceptance of the System.

CLAIMS, QUERIES AND RETURNS.    (a)  No claims with regard to shortages,
discrepancies, or damage to components of the System will be accepted by WilTel unless Customer notifies WilTel in writing within 10 working days of delivery.
(b) WilTel shall have no liability in respect of damage or shortages to the
extent caused by the acts or omissions of the Customer or of others.   (c) No
claim in respect of any invoice as to inaccuracies in price, discount, terms of payment or any other commercial terms will be accepted by WilTel unless Customer notifies WilTel in writing within 14 days of Customer's receipt of a valid
invoice.   (d)  No claim by the Customer that it has not received an invoice will be accepted unless Customer notifies WilTel in writing within 7 days from the date of the first statement of account from WilTel identifying such invoice.
(e) If a claim is validly made under this Section which may entitle the Customer to return a System component, WilTel shall not be bound to accept such return or exchange component unless the Customer complies with all material and reasonable WilTel return procedures as set forth in subsection (f) below, which may be modified by WilTel from time to time on reasonable, advance written notice. (f) In order to return a component, a Return Merchandise Authorization number must first be obtained from WilTel and must appear on all shipping labels of components to be returned. Components must be returned in the same condition as originally delivered, ordinary wear and tear excepted, and in original box/carton.

DEFAULT. If, prior to Acceptance, Customer cancels, without cause, an equipment order placed pursuant to this Agreement or rejects, without cause, equipment already installed, WilTel, in addition to the remedies set forth below, shall be entitled to retain all monies paid by Customer and recover additional monies, if necessary, to cover costs incurred by WilTel in preparation for and any actual performance under this Agreement. If Customer fails to pay any sums within thirty (30) days after such sums become due, or otherwise fails to perform any material obligation, WilTel, in addition to other remedies available to it at law or in equity, may: (i) cease installing the System; and\or (ii) enter Customer's premises upon reasonable notice and take possession of and remove the System, retaining all sums paid.

FORCE MAJEURE. Except for Customer's payment obligation, either party's performance shall be adjusted or suspended to the extent performance is beyond its reasonable control for reasons including, without limitation, the following: strikes, work stoppages, fire, water, flood, lightning, governmental action, acts of God or public enemy, delays of suppliers, subcontractors, power company, local exchange company, or other carrier.

MISCELLANEOUS. (a) If Customer issues a purchase order for its own internal purposes, Customer agrees that only the terms and conditions of this Agreement
apply.   (b)  WilTel reserves the right to subcontract any and all of the work to be performed by it under this Agreement. (c) This Agreement is not assignable by Customer without the prior written consent of WilTel, provided that Customer shall have the right to reincorporate under the laws of any State without the prior written consent of WilTel. (d) The waiver by either party of any default will not operate as a waiver of any subsequent default. (e) The non-prevailing party will pay all of the prevailing party's costs or expenses, including reasonable attorney's and collection fees, incurred in enforcing this Agreement. (f) This Agreement supersedes all prior or contemporaneous proposals, communications and negotiations, both oral and written, and constitutes the entire agreement between WilTel and Customer with respect to the purchase of the System. Any representations made by an employee, salesperson or agent of either party and not expressed in this Agreement are not binding upon the respective party. (g) If any court holds any portion of this Agreement unenforceable, the remaining language shall not be affected. (h) Any modifications must be in writing and executed by an authorized representative of the party against whom enforcement is sought. (i) No action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued. (j) This Agreement is deemed made and GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA except for its rules regarding the conflict of laws. (k) Customer agrees that neither it nor any of its affiliates will solicit any of the WilTel employees providing services pursuant to this Agreement with offers of employment during the term of this Agreement and for a period of one year after its expiration.

WILTEL - NSI SERVICE AGREEMENT
--------------------------------------------------------------------------------
This Agreement is made as of _______________________, 19____ between WILTEL COMMUNICATIONS, LLC, a Delaware limited liability company, 2800 Post Oak Road, Houston, Texas 77056, ("WilTel") and ___________________________________ a(n)
___________________ corporation/partnership/sole proprietorship ("Customer"):

SERVICE PLAN. Customer owns or leases certain data communications and internetworking electronic equipment and software ( collectively, the "System"). Customer orders from WilTel the Service Plan described in this Agreement and the Service Plan Attachment, which is attached hereto and incorporated herein and WilTel agrees to furnish such requested service. The System and its location(s) (the "Premises") are described on the Service Plan Attachment.

TERM. The initial term of this Agreement shall be for a period of ____ months commencing ____________________, 19__ (the "Commencement Date"). At the conclusion of the initial term, this Agreement may be renewed for successive one year periods thereafter by mutual consent of WilTel and Customer upon the same terms and conditions contained herein, except that the Service Fee shall be annually adjusted. Such mutual consent of WilTel and Customer shall be evidenced by (i) WilTel's issuance to the Customer, not less than thirty (30) days prior to the expiration of the initial term or of any successive renewal term, of a Service Fee invoice ("the Invoice") for an additional one year of service at the stated Service Fee and (ii) Customer's payment of the invoice prior to the expiration of the then current term or renewal period. Either party may terminate maintenance service at any time with respect to particular component of the System or particular geographic locations covered under this Agreement by giving the other party thirty (30) days written notice.

SERVICE FEE. Customer agrees to pay an annual plan service fee of $____________ to be paid annually in advance for maintenance of the System (the "Service Fee") plus all applicable taxes when due. CUSTOMER WILL PROVIDE EVIDENCE OF ITS TAX EXEMPT STATUS IF IT CLAIMS SUCH STATUS. Service Fees received more than thirty
(30) days after Customer's receipt of a valid invoice are subject to a late payment charge of one and one half percent (1 1/2%) for each 30 day period that they remain unpaid.

MAINTENANCE OBLIGATIONS. (A) The Service Plan Attachment sets forth the hours of the principal Service Period and the service request response times. Maintenance service extending more than one-half (1/2) hour beyond the Service Period or performed entirely outside the Service Period will be performed upon Customer's request. Customer agrees to pay WilTel, at WilTel's then current time and materials rates, at a minimum increment of two (2) hours initially with subsequent increments of one-half (1/2) hour. (B) For the purposes of this Agreement, "Emergency Service" refers to service for a major outage resulting from a System failure that adversely affects 50% or more of the System. The terms "Non-Emergency Service" refers to service required for all other System failures. (C) Maintenance service for hardware shall consist of furnishing all parts and labor necessary to maintain the System in good operating condition as a result of Customer's normal use. WilTel shall provide replacement parts, at no additional cost to Customer, on an exchange basis as a result of normal use. The replacement parts may be refurbished or contain refurbished materials. Any parts replaced by WilTel will become the property of WilTel. Customer have access to WilTel's technical answering/dispatch service during the hours of the Service Period. Maintenance service for software will include provision of all maintenance releases and patches to correct performance of the software, at no additional cost to Customer, provided such patches and releases are provided to WilTel by the manufacturer at no charge.

ADDITIONS TO SYSTEM. New or relocated equipment added to the System ("Additions") may be included in the service coverage provided by this Agreement only by written amendment to this Agreement; such amendment shall state the location of additional items of equipment quantity, description, serial number and part number and the necessary adjustment to the Service Fee,
if any.   The inspection and repair charges for such additional equipment shall be at the hourly service rates of WilTel then in effect and Customer agrees to pay such charges. Maintenance service for such Additions shall be subject to the terms and conditions of this Agreement and be co-terminous with the term of this Agreement Any Additions purchased from or installed by WilTel require a separate agreement between the parties.

INDEMNIFICATION; LIMITATION OF LIABILITY. Both WilTel and Customer will defend, indemnify and hold the other harmless, from and against any and all claims, demands, losses, orders, judgments or decrees (collectively the "Loss") arising out of personal injury (including death) or damage to tangible, physical property (other than the System) to the extent the Loss is caused by the negligence of the indemnitor and reported to the indemnitor in writing within sixty (60) days of the incident. WilTel shall be liable for any physical damage it causes to the System; this liability is limited to repairing or replacing the System or components thereof. IN NO EVENT, HOWEVER, SHALL EITHER PARTY (OR WILTEL'S SUPPLIERS OR SUBCONTRACTORS) BE LIABLE FOR (I) ANY SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, (II) COMMERCIAL LOSS OF ANY KIND (INCLUDING LOSS OF BUSINESS OR PROFITS), NOR SHALL WILTEL OR ITS SUPPLIERS OR SUBCONTRACTORS BE LIABLE FOR ANY DAMAGES OF ANY KIND RESULTING FROM UNAUTHORIZED USE OF THE SYSTEM, INTERRUPTION OF SERVICE OR LOSS OF DATA. THIS PROVISION APPLIES TO ALL CLAIMS WHETHER BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY

IN TORT OR ANY OTHER LEGAL THEORY, AND WHETHER WILTEL OR ITS SUPPLIERS OR ITS SUBCONTRACTORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

THIS AGREEMENT INCLUDES THE PROVISIONS SET FORTH ON THE REVERSE SIDE OF THIS PAGE. Customer acknowledges that it has reviewed this Agreement, including all documents referenced in it, understands it, and is bound by its terms.

--------------------------------------------------------------------------------
      WILTEL COMMUNICATIONS, LLC               CUSTOMER:
--------------------------------------------------------------------------------
BY:                                            BY:
--------------------------------------------------------------------------------
NAME:                                          NAME:
--------------------------------------------------------------------------------
TITLE:                                         TITLE:
--------------------------------------------------------------------------------


SERVICE EXCLUSIONS. (A) WilTel maintenance service provided hereunder does not include: (i) electrical work external to the System; (ii) repair of damage resulting from accident, transportation, neglect or misuse, operation of the System outside the manufacturer's environmental specifications, failure of electrical power, air conditioning or humidity control or causes other than ordinary use; (iii) furnishing supplies or accessories, painting or refinishing the System or furnishing material therefore, making specification changes or performing services connected with relocation of System; or adding or removing accessories, attachments or other devices; (iv) such service which is impractical to WilTel service representatives to render because of alterations to the equipment or its connection by mechanical or electrical means to other devices; or alterations to operating systems; (v) systems engineering services, programming, and operations procedures of any sort; (vi) service required because of system operation failure due to other manufacturer's equipment and/or other vendor malfunctions; (vii) circuit and carrier problems and malfunctions; and (viii) damage caused or required by or resulting from the fault, misuse, or negligence of the Customer, including service calls which result in "no trouble found" in System. Service for such damage resulting from excluded causes will be billed to Customer at WilTel's then prevailing Time and Materials rates. (B) When WilTel shall reasonably determine that a System component can no longer be effectively maintained for any reason, including but not limited to, usage, environmental conditions, or lack of readily available parts, WilTel shall inform Customer that the component must be refurbished. Refurbishment when required shall be performed at the option of WilTel with the Customer's signed approval, at WilTel's service rates and costs of parts then in effect. Should the customer elect not to have refurbishment work performed when required, maintenance coverage under this Agreement shall immediately be terminated for that specific piece of equipment. Maintenance after such termination shall be provided only on Time and Materials basis at WilTel's rates then prevailing rates.

ACCESS. Customer agrees to permit and arrange full access to the Premises necessary for WilTel's employees to perform the services set forth in this Agreement. Customer represents and warrants that the conditions to be encountered by WilTel at the Premises and in areas where work is to be performed shall (i) be in compliance with all applicable federal, state and local laws, rules and regulations, (ii) be safe and non-hazardous, and (iii) not contain, present, or expose WilTel representatives to hazardous materials or hazardous substances. In the event of breach of the foregoing, in addition to all other remedies, WilTel may immediately suspend work until Customer has promptly corrected such condition(s) at Customer's expense. If Customer cannot or does not correct such condition, it will be WilTel's option as to whether to enter the area in which the unsafe condition exists. WilTel's reasonable refusal to enter such a location on the basis of safety will not be deemed a breach of this Agreement or a default under it, and no liability for such a decision will attach.

LIMITED WARRANTY WILTEL WARRANTS THAT WORK PERFORMED UNDER THIS AGREEMENT SHALL BE DONE IN A GOOD AND WORKMANLIKE MANNER AND BE FREE FROM MATERIAL DEFECTS FOR A PERIOD OF THIRTY (30) DAYS FROM DATE OF PERFORMANCE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF SUCH WARRANTY SHALL BE CORRECTION OF THE DEFECT BY WILTEL AT WILTEL'S EXPENSE. THIS AGREEMENT EXCLUDES ALL OTHER EXPRESS WARRANTIES AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WILTEL DISCLAIMS ANY WARRANTY TO PREVENT UNAUTHORIZED USE OF THE SYSTEM.

DEFAULT. If Customer (i) fails to pay the amounts due under this Agreement within thirty (30) days after such amounts are due or any other agreement with WilTel, or (ii) materially breaches this Agreement, WilTel may, in addition to all other remedies available to it at law or in equity, suspend its service obligations, and terminate this Agreement or furnish service on a time and materials basis, C.O.D. In the event of WilTel's material non-performance of this Agreement, Customer may cancel this Agreement and receive a refund for the unused portion of the Service Fee, which shall be Customer's exclusive remedy.

FORCE MAJEURE. Except for Customer's payment obligation, either party's performance shall be adjusted or suspended to the extent performance is beyond its reasonable control for reasons including, without limitation, the following: strikes, work stoppages, fire, water, flood, lightning, governmental action, acts of God or public enemy, delays of suppliers, subcontractors, power company, local exchange company, or other carrier.

MISCELLANEOUS. (A) If Customer issues a purchase order for its own internal purposes, Customer agrees that only the terms and conditions of this Agreement apply. (B) WilTel reserves the right to subcontract any and all of the work to be performed by it under this Agreement. (C) This Agreement is not assignable by Customer without the prior written consent of WilTel, provided that Customer shall have the right to reincorporate under the laws of any State without the prior written consent of WilTel. (D) The waiver by either party of any default will not operate as a waiver of any subsequent default. (E) The non-prevailing party will pay all of the prevailing party's costs or expenses, including reasonable attorney's and collection fees, incurred in enforcing this Agreement.
(F) This Agreement supersedes all prior or contemporaneous proposals, communications and negotiations, both oral and written, and constitutes the entire agreement between WilTel and Customer with respect to the purchase of the System. Any representations made by an employee, salesperson or agent of either party and not expressed in this Agreement are not binding upon the respective party. (G) If any court holds any portion of this Agreement unenforceable, the remaining language shall not be affected. (H) Any modifications must be in writing and executed by an authorized representative of the party against whom enforcement is sought. (I) No action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued. (J) This Agreement is deemed made and GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA except for its rules regarding the conflict of laws.
(K) Customer agrees that neither it nor any of its affiliates will solicit any of the WilTel employees providing services pursuant to this Agreement with offers of employment during the term of this Agreement and for a period of one year after its expiration.

                         CONCENTRIC NETWORK CORPORATION

                        COMMON STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made as of ___________________, 199__, between Concentric Network Corporation, a Delaware corporation (the "Company"), and Williams Communications Group, Inc., a Delaware corporation ("Purchaser").

     WHEREAS, the Company and Purchaser have entered into that certain Agreement for Purchase and Sale of Services and Equipment dated July ___, 1997 (the "Services Agreement") which provides, among other things, that, at Purchaser's option, the Company will pay for $2 million in services by issuing common stock of equivalent value to the Purchaser when such services are rendered; and

     WHEREAS, Purchaser has delivered services and equipment to the Company having a value of ____________.

     NOW, THEREFORE, the parties agree as follows:

     1.   PURCHASE AND SALE OF STOCK.  Subject to the terms and conditions of
          --------------------------
this Agreement, the Company hereby sells to Purchaser and Purchaser purchases from the Company ______ shares (_________ shares) of the Company's Common Stock (the "Stock") at a price of $______ per share, for an aggregate purchase price (the "Purchase Price") of ____________ Dollars ($_________). The Purchase Price has been paid in the form of services and equipment delivered by the purchaser to the Company having a value of ____________, receipt of which is hereby acknowledged by the Company.

     2.   RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.
          ---------------------------------------------

          (a) LEGENDS.  The share certificate evidencing the Stock issued
              --------
hereunder shall be endorsed with the following legend (in addition to any legends required under the applicable state securities laws):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

          (b) STOP-TRANSFER NOTICES.  Purchaser agrees that, in order to ensure
              ----------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set forth in
          ----------------------------------------------
the Schedule of Exceptions attached hereto as Annex I, the Company hereby represents and warrants to Purchaser as follows:

          (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION.  The Company is a
              ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions, in the aggregate, in which failure to do so would not have a material adverse effect on the Company or its business.

          (b) AUTHORIZATION; BINDING OBLIGATIONS.  All corporate action on the
              -----------------------------------
party of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Certificate of Incorporation, for the sale and issuance of the Stock pursuant hereto and for the performance of the Company's obligations hereunder has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms. The sale of the Stock is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. When issued in compliance with the provisions of this Agreement and the Certificate of Incorporation, the Stock will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          (c) COMPLIANCE WITH OTHER INSTRUMENTS.  The execution, delivery and
              ----------------------------------
performance of and compliance with this Agreement and the issuance and sale of the Stock pursuant hereto will not (i) materially conflict with, or result in a material breach or violation of, or constitute a material default under, or result in the creation or imposition of any material lien, (ii) violate, conflict with or result in the breach of any material terms of, or result in the material modification of, any material contract or otherwise give any other contracting party the right to terminate a material contract, or constitute (or with notice or lapse of time both constitute) a material default under any material contract to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject or (iii) result in any violation, or be in conflict with or constitute a default under any term, of its charter or bylaws.

          (d) SECURITIES EXEMPTION.  Assuming the accuracy of the
              ---------------------
representations and warranties of the Purchaser contained in Section 4 hereof, the offer, sale and issuance of the Stock will be exempt from the registration requirements of the Securities Act of 1933, as amended (the

"Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          (e) VALID ISSUANCE OF STOCK.  The Stock which will be purchased by
              ------------------------
Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable.

          (f) LITIGATION, ETC.  There is no action, suit, proceeding nor, to the
              ----------------
best of the Company's knowledge, any investigation pending or currently threatened against the Company, that questions the validity of this Agreement or the right of the Company to enter into such agreements, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financial or otherwise.

          (g) GOVERNMENTAL CONSENT, ETC.  No consent, approval or authorization
              --------------------------
of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery, and performance of this Agreement or the offer, sale or issuance of the Stock, or the consummation of any other transaction contemplated by this Agreement except certain filings as may be required under the Securities Act and state securities laws and regulations, which filings will be made timely in accordance with the applicable law or regulation.

     4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser hereby
          --------------------------------------------
represents and warrants to the Company as follows:

          (a) REQUISITE POWER AND AUTHORITY.  Purchaser has all necessary power
              ------------------------------
and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out the provisions of this Agreement. This Agreement, when executed and delivered, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

          (b) CONSENTS.  All consents, approvals, orders, authorizations,
              ---------
registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the party of Purchaser required in connection with the consummation of the transactions contemplated in this Agreement have been obtained.

          (c) INVESTMENT REPRESENTATIONS.  Purchaser understands that the Stock
              ---------------------------
has not been registered under the Securities Act. Purchaser also understands that the Stock is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants to the Company as follows:

           (i) PURCHASER IS AN ACCREDITED INVESTOR.   Purchaser represents that
Purchaser is an Accredited Investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

          (ii) PURCHASER BEARS ECONOMIC RISK. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Stock is registered pursuant to the Securities Act or an exemption from registration is available. Purchaser understands that it has no registration rights with respect to the Stocks. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Stock under the circumstances, in the amounts or at the times Purchaser might propose.

         (iii) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Stock for Purchaser's own account for investment only, and not with a view towards their distribution within the meaning of the Securities Act.

          (iv) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Purchaser is not a corporation, trust or partnership specifically formed for the purpose of consummating these transactions.

          (v) COMPANY INFORMATION. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

          (d) DISPOSITION UNDER RULE 144.  Purchaser understands that:
              ---------------------------

          (i) The shares of Stock are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one
(1) year from the date of purchase and payment of the Stock, and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions of Rule 144;

          (ii) At the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale; that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144; and that, in such event,

Purchaser would be precluded from selling the Stock under Rule 144 even if the minimum holding period had been satisfied; and

          (iii) In the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with Regulation A or another registration exemption will be required prior to any disposition of the Stock by Purchaser; that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales; and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (e) FURTHER LIMITATIONS ON DISPOSITION.  Without in any way limiting
              -----------------------------------
Purchaser's representations set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Stock unless and until either:

          (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with said Registration Statement; or
                                                --

          (ii) (1) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) Purchaser shall have furnished the Company with an opinion of Purchaser's counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such shares under the Securities Act.

     5.   HART-SCOTT-RODINO COMPLIANCE.  Notwithstanding anything else in this
          -----------------------------
Agreement, if the sale and issuance of the Stock is subject to the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), it shall be a condition to the purchase of the Stock that any waiting period under the HSR Act applicable to the purchase of the Stock shall have expired or been terminated and any approvals required thereunder shall have been obtained, and the parties shall cooperate in promptly filing premerger reports and in taking all steps reasonably necessary to obtain early termination of any applicable HSR Act waiting periods. If any such waiting period shall not have expired or been subject to early termination on or before the date ninety (90) days from the date of this Agreement, either party may terminate this Agreement by giving written notice to the other.

6.   COVENANTS OF THE COMPANY

     6.1 RULE 144 REPORTING. With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Stock to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the Registration Statement to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144,

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act),

          (c) so long as Purchaser owns any Stock, to furnish to Purchaser within a reasonable time upon a written request by Purchaser, a written statement by the Company as to its compliance with the reporting engagements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as Purchaser may reasonably request in complying with any rule or regulation of the SEC allowing Purchaser to sell any such securities without registration.

     7.   GOVERNING LAW.  This Agreement shall be governed and construed by the
          --------------
laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

     8.   MISCELLANEOUS.
          --------------

          (a) RIGHTS AS SHAREHOLDER.  Subject to the provisions and limitations
              ----------------------
hereof, Purchaser may exercise all rights and privileges of a shareholder of the Company with respect to the Stock.

          (b) FURTHER ASSURANCES.  The parties agree to execute such further
              -------------------
instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          (c) NOTICES.  Any notice required or permitted hereunder shall be
              --------
given in writing and shall be deemed effectively given upon personal delivery (including by express courier) or upon deposit in the United States Post Office, by First Class mail with postage and fees prepaid, addressed to Purchaser at its address shown on the Company's records and to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten (10) days advance written notice to the other party.

          (d) ASSIGNMENT.   This Agreement shall inure to the benefit of the
              -----------
successors and assigns of the Purchaser and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, its heirs, executors, administrators, successors and assigns. The rights of Purchaser under this Agreement may be assigned only with the prior written consent of the Company, which shall not be unreasonably withheld.

          (e) WAIVER.  Either party's failure to enforce any provision or
              -------
provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          (f) COUNTERPARTS.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

          (g) ENTIRE AGREEMENT.  This Agreement represents the entire agreement
              -----------------
between the parties with respect to the purchase of Stock by Purchaser, may be modified or amended only in a writing signed by both parties, and satisfies all of the Company's obligations to Purchaser with regard to the issuance or sale of Stock.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

CONCENTRIC NETWORK CORPORATION
10590 N. Tantau Avenue
Cupertino, CA   95014



By:__________________________
     Henry R. Nothhaft
     President and Chief Executive Officer


PURCHASER:

WILLIAMS COMMUNICATIONS GROUP, INC.



By:__________________________
     (Signature)


Its__________________________

6/4/97
Concentric Network Corporation
MCI Contract Commitments
From: Amy Warr


MCI
---                EFFECTIVE        TERM   MINIMUM   PER             WHAT
ENHANCED SERVICES     1/1/97   36 MONTHS   $1.2M     ANNUAL          PORTS/PVC/ACCESS
 AGREEMENT (ATM)
                                           ACTUALS   1/1/97-5/31/97  1,005,186

SPECIAL CUSTOMER     11/1/96      6/6/98
 ARRANGEMENT                               $3.6M   11/1/96-4/30/97   All Services
 includes several
 standard tariffed                         ACTUALS 11/1/96-12/31/96  3,670,613
 MCI services, like                                 1/1/97-4/30/97   3,330,745
 800 service and
 Dedicated Access                          $4.915M  5/1/97-6/6/98    All Services

                                           ACTUALS  5/1/97-5/31/97     589,869

                                           $1.315M 11/1/96-6/6/98    Dedicated Access
                                                                     Sub minimum

                                           ACTUALS 11/1/96-12-31-96    397,157
                                                    1/1/97-5/31/97   1,000,303



6/4/97
Concentric Network Corporation
AT&T Contract Commitments
From: Amy Warr

Contract begin         21-Jun-96
Contract ends          21-Jun-99
                       ---------
Contract Terminates    01-Jun-99
                       ---------
Term of contract              36  months


                COMMITMENT          TOTAL       YEARLY
PRODUCT          PER MONTH     COMMITMENT   COMMITMENT          ACTUALS             FRAME RELAY      PRIVATE LINE        T45
-------          ---------     ----------   ----------          ---------------     -----------      ------------    -------
                                                                7/1/96-12/31/96      1,526,256       2,384,086       240,828
Frame Relay        210,000      7,560,000    2,520,000          1/1/97-5/31/97       1,602,309       1,298,536       188,190
                                                                                    ----------------------------------------
Private Line        50,000      1,800,000      600,000         Total To Date         3,128,565       3,682,622       429,018

Local Channels                         --                      Avg/11 months           284,415         334,784        39,002

T-45                37,638      1,354,968      451,656         CURRENT MONTHLY
                                                                RUN RATE               284,000         220,000        38,000
                                ----------------------
Total Potential                10,714,968    3,571,656
Less: 36% discount             (3,857,388)  (1,285,796)
                               -----------------------
Out of pocket Cash              6,857,580    2,285,860


                       CONCENTRIC NETWORK CORPORATION

RACAL CURRENT STATUS:
---------------------

Lease Obligation as of 6/30/97: $51,468,478

Monthly Lease Payment as of 7/1/97: $1,387,243

                       Concentric Network Corporation
                           10690 N. Tantau Avenue
                             Cupertino, CA 95014

                              October 31, 1996

Racal-Datacom, Inc.
1601 North Harrison Parkway
Sunrise, Florida 33323-2899

        ATTENTION: MR. PAUL KOSLOWSKI, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Ladies and Gentlemen:

        In order to induce Racal-Datacom, Inc. ("RDI") to enter into the Series D Preferred Stock Purchase Agreement dated the date hereof, to take the actions required thereby and to purchase $10,000,000 and negotiate for the possible acquisition of up to an additional $10,000,000 of Series D Preferred Stock, and in consideration of the payment of $10 by RDI to Concentric Network Corporation ("CNC") the receipt of which is hereby acknowledged, CNC hereby undertakes, until the fifth anniversary of the date of this letter agreement to the extent that RDI can provide equipment and services on a commercially competitive basis, to purchase in all circumstances all of such equipment and service from RDI.

        This undertaking is being delivered subsequent to the execution of the Series D Preferred Stock Purchase Agreement, the Amended and Restated Registration Rights Agreement, the Shareholder Agreement and the Warrants to Purchase Shares of Series D Preferred Stock of CNC issued by CNC to RDI, and is expressly not integrated with or superseded by such agreements or any other agreements required or contemplated thereby.

                                                Very truly yours,


                                                CONCENTRIC NETWORK CORPORATION


                                                /s/ Henry R. Nothhaft
                                                -------------------------------
                                                Henry R. Nothhaft
                                                Chief Executive Officer